Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is dated as of June 21, 2013, by and among CAPLEASE, LP, a Delaware limited partnership, PREFCO DIX-NEUF LLC, a Connecticut limited liability company, PREFCO NINETEEN LIMITED PARTNERSHIP, a Connecticut limited partnership, CLF CANE RUN MEMBER, LLC, a Delaware limited liability company, CLF CANE RUN LOUISVILLE, LLC, a Delaware limited liability company, CLF LANDMARK OMAHA LLC, a Delaware limited liability company, CLF DODGE OMAHA LLC, a Delaware limited liability company, KDC BUSCH BOULEVARD LLC, a Delaware limited liability company, CLF 555 N DANIELS WAY LLC, a Delaware limited liability company, CLF PULCO ONE LLC, a Delaware limited liability company, CLF PULCO TWO LLC, a Delaware limited liability company, and CLF TOLLWAY PLANO LP, a Delaware limited partnership (each, a “Borrower” and collectively, the “Borrowers”), the Lenders (as defined below) party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent for the Lenders (together with its successors and assigns, the “Agent”).

W I T N E S S E T H :

WHEREAS, Borrowers, the lenders party thereto (the “Lenders”), and Agent entered into that certain Credit Agreement dated as of June 29, 2012, as amended by that certain First Amendment to Credit Agreement dated as of April 16, 2013 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested and the Agent and the Lenders party hereto have agreed to, subject to the terms and conditions of this Agreement, certain amendments to the Credit Agreement which shall, among other things, increase the principal amount of the Revolving Commitment (as defined in the Credit Agreement) by an amount up to $50,000,000; and

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenant and agree as follows:

SECTION 1.     Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2.     Amendments to the Credit Agreement. The parties hereto hereby agree that:

(a)           Section 1.1 of the Credit Agreement is hereby amended by amending the definition of “Revolving Commitment” so that it reads, in its entirety, as follows:

“Revolving Commitment” means, as to each Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1 and to issue (in the case of the Issuing Bank) and to participate (in the case of the other Lenders) in Letters of Credit pursuant to Section 2.4(i), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1 as such Lender’s “Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption, or agreement executed by a Person becoming a Lender in accordance with Section 2.19, as the same may be reduced from time to time pursuant to Section 2.13 or Section 2.20 or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.6 or increased as appropriate to reflect any increase effected in accordance with Section 2.19.

(b)     Article II of the Credit Agreement is hereby amended by adding the following new Section 2.20:

Section 2.20     Mandatory Reduction of the Revolving Commitment

On December 21, 2013 (the “Commitment Reduction Date”), the Revolving Commitments shall automatically be reduced to ONE HUNDRED MILLION DOLLARS ($100,000,000.00), and Borrowers shall be required to make all payments necessary such that the aggregate principal amount of the outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities does not exceed the Maximum Loan Availability (after taking into account the reduced Revolving Commitments) as of the Commitment Reduction Date; provided, however, Borrowers shall have a one (1) time option to extend the Commitment Reduction Date for six months (the “Option to Extend the Commitment Reduction Date”) to June 21, 2014 (the “Extended Commitment Reduction Date”), effective upon satisfaction of the following conditions precedent: (i) satisfactory payment of the fees described in that certain fee letter dated June 21, 2013, and executed by Guarantor, and (ii) delivery of written notice of election to exercise the Option to Extend the Commitment Reduction Date to Administrative Agent at least ten (10) Business Days prior to the Commitment Reduction Date. The failure of Borrowers to satisfy the aforementioned conditions precedent shall be deemed Borrowers’ election to reduce the Revolving Commitments on or prior to the Commitment Reduction Date. The Revolving Commitments, when reduced pursuant to this Section, may not be increased or reinstated. The Borrowers shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Revolving Lenders, including but not limited to any applicable compensation due to each Revolving Lender in accordance with Section 5.4. The reduction of the Revolving Commitments under this Section 2.20 shall be applied to the respective Commitments of the Revolving Lenders pro rata according to the amounts of their respective Revolving Commitments.

(c)     Schedule 1 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

Lender	Commitment	Pro Rata Share
WELLS FARGO BANK, NATIONAL ASSOCIATION	$150,000,000	100%
TOTALS	$150,000,000	100%

SECTION 3.     Conditions Precedent. This Agreement shall become effective only upon the satisfaction of the following conditions precedent:

(a)     Receipt by the Agent of counterparts of this Agreement duly executed by the Borrowers, Lenders and the Agent;

(b)     Receipt by the Agent of counterparts of the Consent, Reaffirmation, and Agreement of Guarantor attached hereto duly executed by the Guarantor;

(c)     Administrative Agent shall have received all fees and expenses pursuant to the executed fee letter entered on even date herewith;

(d)     Recordation in the applicable real estate records of amendments to the Security Deeds duly executed by the Borrowers and the Agent wherein the Security Deeds are amended, among other things, to secure the increased Revolving Commitments; and

(e)     Receipt by the Agent of title insurance endorsements satisfactory to the Agent insuring the continued enforceability and priority of the Liens created under the Security Deeds, as amended.

SECTION 4.     Miscellaneous.

(a)     Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers.

(b)     No Novation or Mutual Departure. Each Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above; and (ii) nothing in this Agreement shall affect or limit the Agent’s or Lenders’ right to demand payment of liabilities owing from the Borrowers to the Agent or any Lender under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(c)     Ratification. Each Borrower (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement, the other Loan Documents and the Hazardous Materials Indemnity Agreement to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement, the other Loan Documents and the Hazardous Materials Indemnity Agreement as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

(d)     No Default. To induce the Agent and the Lenders party hereto to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), each Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of the Borrowers or arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Agent and the Lenders party hereto under the Credit Agreement or any other Loan Document.

(e)     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.

(f)     Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(g)     Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(h)     Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(i)     Further Assurances. Borrowers agree to take, at Borrowers’ expense, such further actions as the Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(j)     Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, each of the Borrowers, the Agent, and the Lenders party hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Lender

By: /s/ D. Bryan Gregory_________________
        D. Bryan Gregory

        Director

“BORROWERS”

CAPLEASE, LP,
a Delaware limited partnership

By: CLF OP General Partner LLC,
a Delaware limited liability company,
its general partner

By: CapLease, Inc.,
a Maryland corporation,
its sole member

By: /s/ Robert C. Blanz ____________

      Robert C. Blanz

           Senior Vice President

PREFCO DIX-NEUF LLC,
a Connecticut limited liability company

By: /s/ Robert C. Blanz ________________

Robert C. Blanz

Senior Vice President

PREFCO NINETEEN LIMITED PARTNERSHIP,
a Connecticut limited partnership

By: PREFCO Dix-Neuf LLC,
a Connecticut limited liability company,
its general partner

By: /s/ Robert C. Blanz ____________

Robert C. Blanz

Senior Vice President

CLF CANE RUN LOUISVILLE, LLC,
a Delaware limited liability company

By: /s/ Robert C. Blanz ___________

Robert C. Blanz

Senior Vice President

CLF CANE RUN MEMBER, LLC,
a Delaware limited liability company

By: /s/ Robert C. Blanz ___________

Robert C. Blanz

Senior Vice President

CLF LANDMARK OMAHA LLC,
a Delaware limited liability company

By: /s/ Robert C. Blanz ________

Robert C. Blanz

Senior Vice President

CLF DODGE OMAHA LLC,
a Delaware limited liability company

By: /s/ Robert C. Blanz _________

Robert C. Blanz

Senior Vice President

KDC BUSCH BOULEVARD LLC,
a Delaware limited liability company

By: /s/ Robert C. Blanz __________

Robert C. Blanz

Senior Vice President

CLF 555 N DANIELS WAY LLC,
a Delaware limited liability company

By: /s/ Robert C. Blanz __________

Robert C. Blanz

Senior Vice President

CLF PULCO ONE LLC,

a Delaware limited liability company

By: /s/ Robert C. Blanz __________

Robert C. Blanz

Senior Vice President

CLF PULCO TWO LLC,

a Delaware limited liability company

By:_ /s/ Robert C. Blanz _________

Robert C. Blanz

Senior Vice President

CLF TOLLWAY PLANO LP,

a Delaware limited partnership

By: CLF Tollway Plano GP LLC,

       a Delaware limited liability company

By: _/s/ Robert C. Blanz ___________

      Robert C. Blanz

CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTOR

Guarantor (a) acknowledges receipt of the foregoing Second Amendment to Credit Agreement (the “Agreement”), (b) consents to the execution and delivery of the Agreement, and (c) reaffirms all of its obligations and covenants under the (i) Guaranty (as defined in the Credit Agreement defined in the Agreement), (ii) Hazardous Materials Indemnity Agreement (as defined in the Credit Agreement defined in the Agreement), and (iii) each of the Loan Documents (as defined in the Credit Agreement defined in the Agreement) to which it is a party, and agrees that none of its obligations and covenants shall be reduced or limited by the execution and delivery of the Agreements.

Delivery of an executed counterpart of this consent via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of Guarantor can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this consent. Guarantor’s delivery of an executed counterpart of this consent by facsimile or other electronic method of transmission shall be made in conjunction with Guarantor’s delivery of an original executed counterpart, but Guarantor’s failure to deliver said original executed counterpart shall not affect the validity, enforceability, or binding effect of this consent.

“GUARANTOR”

CAPLEASE, INC.,
a Maryland corporation,

By:  /s/ Robert C. Blanz

Robert C. Blanz

Senior Vice President